Imprimis Pharmaceuticals Announces $2 Million Equipment Sale Leaseback Agreement

with Essex Capital Corporation

San Diego, Calif. – August 11, 2016 -- Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY), a pharmaceutical company dedicated to making drugs affordable again through its Branded Compounding™ business model, today announced it has entered in an equipment lease agreement with Essex Capital Corporation which provided Imprimis with gross proceeds of $2.0 million at closing. The agreement covers the sale and leaseback of Imprimis’ drug manufacturing equipment and has an initial term of up to three years, with an additional one-year lease extension, subject to Imprimis achieving certain financial milestones.

Imprimis has made significant upgrades and additions to the company’s compounding equipment at its newly opened location in Roxbury, New Jersey and existing facility located in Irvine, California. The new equipment will add automation capabilities to many of the company’s core filling operations, increasing production volumes and creating new efficiencies for its core aseptic formulations.

“We are constantly seeking non-dilutive ways to finance the expansion of our business. We are pleased to announce this agreement with Essex Capital Corporation as it enables us to finance necessary capital expenditures to help accelerate growth and meet growing customer demand for our formulations,” stated Mark L. Baum, CEO of Imprimis.

Brad Wheatley, Chief Financial Officer of Essex Capital Corporation commented, “We are excited to provide Imprimis Pharmaceuticals with this financing. Imprimis is reimagining the pharmaceutical industry, and we are happy to be a part of its vision of driving innovative compounded drugs to the market at accessible prices. This is exactly the type of business we like to partner with.”

ABOUT IMPRIMIS PHARMACEUTICALS

Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY) is a pharmaceutical company dedicated to making drugs affordable again through its Branded Compounding™ business model. The company is focused on patient outcomes and affordability and offers high quality lower-cost custom compounded drugs in all 50 states. Headquartered in San Diego, California, Imprimis owns and operates four dispensing facilities located in California, Texas, New Jersey and Pennsylvania. For more information about Imprimis, please visit the corporate website at www.ImprimisPharma.com.

ABOUT ESSEX CAPITAL CORPORATION

Essex Capital Corporation’s (www.essexcapitalcorp.com) Venture Leasing Division provides structured financing solutions to emerging growth companies, including access to the equipment they need, while its knowledge and relationships with venture capital companies offers the partnerships needed to face the challenges in the market, together.

SAFE HARBOR

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include our ability to make commercially available our compounded formulations and technologies in a timely manner or at all; physician interest in prescribing our formulations; risks related to our compounding pharmacy operations; our ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of our formulations; our ability to obtain intellectual property protection for our assets; our ability to accurately estimate our expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for our technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Imprimis’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward looking statements, which speak only as of the date they are made. Except as required by law, Imprimis undertakes no obligation to update any forward looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

CONTACTS

Investor Contact:

Bonnie Ortega

bortega@imprimispharma.com

858.704.4587